UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – April 24, 2007

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-126922	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

In connection with the retirement of Mr. Morgan described in this report, Mr. Morgan’s employment agreement with US Oncology Holdings, Inc. will terminate, effective June 30, 2007.

ITEM 5.02.	Departure of Directors or Principal Officers

(b) George D. Morgan, Executive Vice President and Chief Operating Officer of each of US Oncology and US Oncology Holdings, Inc., has notified the registrant that he will be retiring, effective June 30, 2007.

After Mr. Morgan’s departure, Bruce Broussard, President, will oversee the registrant’s operations team, and Atul Dhir M.B.B.S, D.Phil, will be appointed Executive Vice President, Pharmaceutical Services Group and in such capacity will assume responsibility for the registrant’s pharmaceutical distribution, specialty pharmacy and pharmaceutical manufacturer services operations, as well as its Oncology Pharmaceutical Service Line business. Dr. Dhir will report to Mr. Broussard.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

(c)	Exhibits.

Exhibit 99.1 Press Release of US Oncology Holdings, Inc. dated April 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2007

US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel